Securities and Exchange Commission
                      Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): June 25, 1998

                             CV REIT, INC.
      (Exact name of registrant as specified in its charter.

Delaware                      1-8073                59-0950354
(State or Other     (Commission File Number)      (IRS Employer
Jurisdiction of                                   Identification
Incorporation)                                       Number)


      100 Century Boulevard, West Palm Beach, Florida 33417
  (Address of Principal Executive Offices)           (zip code)

        Registrant's telephone number, including area code:
                        (407) 640-3155.


Item 2.  Acquisition or Disposition of Assets.

     On June 25, 1998, Marlton Plaza Associates, L.P., a Delaware limited partnership ("Purchaser"), consummated the acquisition of the Marlton Crossing Shopping Center - Phase II, located in Evesham Township, Burlington County, New Jersey, together with certain personal property and other interests related thereto (collectively, the "Property"). The Property consists of an approximately 141,795 square foot retail shopping center.
Tenants of the Property include Burlington Coat Factory, Dress Barn and T.J. Maxx. The Property is 91.2% occupied. The Property was acquired from Marlton KDA Limited Partnership, a New Jersey limited partnership ("Seller"), pursuant to the terms of a Real Estate Purchase Agreement by and between Seller and Purchaser, as amended from time to time (collectively, the "Agreement").

     The purchase price for the Property under the Agreement was Twelve Million Three Hundred Fifty Thousand Dollars ($12,350,000) (the "Purchase Price"). The Purchase Price was funded in part by a loan in the amount of $9,300,000 (the "Loan") made by GMAC Commercial Mortgage Corporation ("GMAC") to Purchaser pursuant to the terms of a Mortgage and Security Agreement dated as of June 25, 1998 (the "Security Agreement").

     In connection with the Security Agreement: (a) Purchaser has delivered a $9,300,000 Promissory Note to GMAC; (b) Purchaser has granted GMAC a first mortgage on the Property and a security interest in all of its personal property located on the Property;
(c) Montgomery CV Realty L.P., a Delaware limited partnership (the "Operating Partnership") guaranteed the Loan pursuant to a Guaranty and Suretyship Agreement; and (d) the Registrant guaranteed the Loan pursuant to a Guaranty and Suretyship Agreement.

     As a result of this acquisition by Purchaser, the Registrant indirectly obtained an interest in the Property. The Registrant's ownership interest in the Property is held through Montgomery CV Realty Trust, a Delaware business trust of which Registrant is the one hundred percent (100%) beneficial owner (the "Trust"). The Trust holds the general partner interest in and approximately eighty-two percent (82%) of the limited partner interests in the Operating Partnership. The Operating Partnership is the sole member of Marlton Plaza LLC, a Delaware limited liability company (the "LLC") which is the sole general partner of Purchaser. The Operating Partnership is also the sole limited partner of Purchaser.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired - Audited financial statements of the Property are not included in this report, and will be filed on or before August 9, 1998.

(b) Pro Forma Financial Information - Pro Forma information is not included in this report, and will be filed on or before August 9, 1998.

(c)  Exhibits

     2.1 Real Estate Purchase Agreement dated January 27, 1998 by and between Seller and Purchaser.

     2.2  Amendment to Real Estate Purchaser Agreement dated
February 26, 1998 by and between Seller and Purchaser.

     2.3 Second Amendment to Real Estate Purchase Agreement dated March 31, 1998 by and between Seller and Purchaser.

     2.4  Mortgage and Security Agreement dated as of June 25,
1998 by and between Marlton Plaza Associates, L.P., as Borrower, and GMAC Commercial Mortgage Corporation, as Lender.

     2.5 $9,300,000 Promissory Note dated as of June 25, 1998 from Marlton Plaza Associates, L.P. to GMAC Commercial Mortgage
Corporation.

     2.6  Guaranty and Suretyship Agreement dated as of June 25,
1998 by CV Reit, Inc. to GMAC Commercial Mortgage Corporation.

     2.7  Guaranty and Suretyship Agreement dated as of June 25,
1998 by Montgomery CV Realty L.P. to GMAC Commercial Mortgage
Corporation.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CV REIT, INC.
                              (Registrant)

Date: July 7, 1998            /s/ Louis P. Meshon, Sr.

                              Louis P. Meshon, Sr.
                              President and Chief Executive
                              Officer



                          EXHIBIT INDEX


     2.1 Real Estate Purchase Agreement dated Janury 27, 1998 by and between Seller and Purchaser.

     2.2  Amendment to Real Estate Purchaser Agreement dated
          February 26, 1998 by and between Seller and Purchaser.

     2.3 Second Amendment to Real Estate Purchase Agreement dated March 31, 1998 by and between Seller and Purchaser.

     2.4  Mortgage and Security Agreement dated as of June 25,
          1998 by and between Marlton Plaza Associates, L.P., as
          Borrower, and GMAC Commercial Mortgage Corporation, as
          Lender.

     2.5 $9,300,000 Promissory Note dated as of June 25, 1998 from Marlton Plaza Associates, L.P. to GMAC Commercial
          Mortgage Corporation.

     2.6  Guaranty and Suretyship Agreement dated as of June 25,
          1998 by CV Reit, Inc. to GMAC Commercial Mortgage
          Corporation.


     2.7  Guaranty and Suretyship Agreement dated as of June 25,
          1998 by Montgomery CV Realty L.P. to GMAC Commercial
          Mortgage Corporation.